Exhibit 99.2

EMPLOYEE EMAIL
August 26, 2010
Dear Colleagues:

I want to make you aware of recent announcements that have been made regarding our recapitalization plan and our upcoming annual meeting of shareholders to be held on
September 23, 2010.

First, as you know, we recently announced a recapitalization plan designed to provide value for our shareholders and create a more efficient and lower cost capital structure for Casey’s.  We reported today the positive shareholder response to this plan – that response underscores that the plan was successful on every level.  As a result of the recapitalization, the Company expects, based on the preliminary count by the depositary for the offer, to acquire approximately 26% of the outstanding Casey’s shares at a purchase price of $38.00 per share.  As we said when the plan was announced – this demonstrates that our Board of Directors believes Casey’s is undervalued by the markets at recent trading levels.  We have a lot of confidence in this business and the value we are creating together.

In addition, we recently filed our final proxy statement related to the nomination of our current Board for reelection at our upcoming annual meeting.  Under our Board’s leadership, we have enhanced our position as a best-in-class operator, consistently outperformed our convenience-store peers, and returned significant value to shareholders.  Given this track record of superb performance, we are urging our shareholders to vote for our highly qualified, experienced, incumbent Board of Director nominees.

As you know, to further its lowball hostile takeover, Couche-Tard is attempting to replace our Board with its hand-picked nominees.  To be clear, Couche-Tard’s nominees have one goal: a quick sale of our Company at a low price. We are encouraging shareholders – including employees who own stock independently or participate in our 401(k) plan – to reject Couche-Tard’s efforts by supporting the reelection of our Board. You can find more information about the annual meeting at www.supportcaseys.com. We encourage you to take a look.  If you have any questions about how to vote your shares, call our proxy solicitor, MacKenzie Partners at 1-800-322-2885.

This is an important time in our Company’s history, and we remain as focused as ever on expanding our position as a convenience-store industry leader.  We greatly appreciate your continued commitment and professionalism that enables us to keep this momentum going.

As always, we will keep you updated on any significant developments in relation to our annual meeting and the hostile takeover attempt by Couche-Tard.  If you receive any media or other outside inquiries regarding this situation, please direct them to Bill Walljasper at (515) 965-6505.  Additionally, if you have a personal question please contact a member of executive management: Terry Handley, Bill Walljasper, Sam Billmeyer or Julie Jackowski as appropriate.

Best regards,

Robert Myers

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC and mailed to its shareholders a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.